Exhibit 99.1

COMSTOCK

Comstock Reports Fourth Quarter and Fiscal Year 2022 Results

- **Revenue increased 20% to $9.3 million in Q4 2022 vs. $7.8 million in Q4 2021; FY 2022 revenue increased 26% to $39.3 million vs. $31.1 million in 2021**
- **Operating income increased 61% to $1.6 million in Q4 2022 vs. $1.0 million in Q421; FY 2022 operating income increased 57% to $8.0 million vs. $5.1 million in 2021**
- **Net income increased 39% to $1.3 million in Q4 2022 vs. $0.9 million in Q4 2021; FY 2022 net income of $7.7 million vs. $16.0 million in 2021, primarily due to $11.2 million non-cash tax benefit in 2021**
- **Adjusted EBITDA increased 58% to $1.9 million in Q4 2022 vs. $1.2 million in Q4 2021; YTD 2022 Adjusted EBITDA increased 55% to $9.0 million vs. $5.8 million in 2021**

RESTON, Va. — March 29, 2023 — Comstock Holding Companies, Inc. (Nasdaq: CHCI) ("Comstock" or the "Company") announced its financial results for the fourth quarter and fiscal year ended December 31, 2022.

"Our Q4 results once again demonstrated significant year-over-year growth in revenue, net income, and Adjusted EBITDA, while our FY 2022 results highlight the benefits and resiliency of our asset-light and debt-free strategy," said Christopher Clemente, Comstock's Chairman and Chief Executive Officer. "Comstock's ability to consistently produce positive financial results quarter after quarter during uncertain economic times speaks to the risk mitigation strategy that is at the core of our business model. The significant transactions we executed in 2022 to streamline our balance sheet, eliminate remaining debt, and further strengthen our robust managed portfolio further enhanced our ability to continue generating excellent results for all stakeholders."

Key Performance Metrics[1]

($ in thousands, except per share and portfolio data)

	Q4 2022	Q4 2021	FY 2022	FY 2021
Revenue	$ 9,302	$ 7,765	$ 39,313	$ 31,093
Income from operations	$ 1,595	$ 993	$ 7,952	$ 5,065
Net income	1,311	943	7,728	16,039 [2]
Adjusted EBITDA	$ 1,864	$ 1,177	$ 8,994	$ 5,798
Net income per share — diluted	$ 0.13	$ 0.11	$ 1.02	$ 1.76 [2]
Managed Portfolio - # of assets	41	34	41	34

[1] All amounts represent continuing operations. Please see the included financial tables for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure

[2] Amounts reflect impact of $11.2 million tax benefit stemming from partial release of deferred tax valuation allowance

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Q4 2022 Highlights • Structured 4.5% fixed-rate $77.5 million refinancing of “Phase II” of its Loudoun Station development. • Managed commercial portfolio leased at 86.8%, up from 81.4% in the prior year. • Continued occupancy growth within managed residential portfolio as well as higher in-place rents, which increased 9% vs. the prior year. • Further expansion of the ParkX managed portfolio with the execution of 6 new management contracts. Fiscal Year 2022 Highlights • Welcomed Dwight Schar, recently retired founder, CEO, and Chairman of NVR, Inc. (NYSE: NVR) as a major shareholder of the Company, further enhancing alignment of Anchor Portfolio asset ownership with the Company. • Significant balance sheet deleveraging through redemption of Series C Preferred Stock at a substantial discount to redemption value. • Paid off entire $5.5 million outstanding balance of revolving credit facility, both eliminating impact of rising variable interest rates and ensuring full $10 million line is available for strategic use. • Increased managed portfolio of assets, including BLVD Ansel (Rockville, Md.) and two developments that further expanded the Reston Station community - Midline and 1891 Reston Station (Reston, Va.). • Executed a new asset management agreement covering the Anchor Portfolio, extending the term through 2035 while adding significant additional revenue streams. • Finalized divestiture of Comstock Environmental Services (“CES”) line of business, enhancing our ability to focus resources on growth of core business. About Comstock Founded in 1985, Comstock is a leading asset manager and developer of mixed-use and transit-oriented properties in the Washington, D.C. region. With a managed portfolio comprising approximately 10 million square feet of transit-oriented and mixed-use properties, including stabilized and development assets strategically located at key Metro stations, Comstock is at the forefront of the urban transformation taking place in the fastest growing segments of one of the nation’s best real estate markets. Comstock’s developments include some of the largest and most prominent mixed-use and transit-oriented projects in the mid-Atlantic region, as well as multiple large-scale public-private partnership developments. For more information, please visit Comstock.com. Cautionary Statement Regarding Forward-Looking Statements This release may include "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by use of words such as "anticipate," "believe," "estimate," "may," "intend," "expect," "will," "should," "seeks" or other similar expressions. Forward-looking statements are based largely on our expectations and involve inherent risks and uncertainties, many of which are beyond our control. Any number of important factors could cause actual 2 results to differ materially from those in the forward-looking statements. Additional information concerning important risk factors and uncertainties can be found under the heading "Risk Factors" in our latest Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. Investor Contact Media Contact Christopher Guthrie Shanna Wilson Executive Vice President & Chief Financial Officer shanna.wilson@allisonpr.com cguthrie@comstock.com 917-674-3096 703-230-1292 3

December 31, December 31, 2022 2021 Assets Current assets: Cash and cash equivalents $ 11,722 $ 15,823 Accounts receivable, net 504 46 Accounts receivable - related parties 3,291 1,697 Prepaid expenses and other current assets 264 197 Current assets held for sale — 2,313 Total current assets 15,781 20,076 Fixed assets, net 421 264 Intangible assets 144 — Leasehold improvements, net 119 — Investments in real estate ventures 7,013 4,702 Operating lease assets 7,625 7,245 Deferred income taxes, net 11,355 11,300 Other assets 15 15 Total assets $ 42,473 $ 43,602 Liabilities and Stockholders' Equity Current liabilities: Accrued personnel costs 4,959 3,468 Accounts payable and accrued liabilities 742 783 Current operating lease liabilities 791 616 Current liabilities held for sale — 1,194 Total current liabilities 6,492 6,061 Credit facility - due to affiliates — 5,500 Operating lease liabilities 7,127 6,745 Total liabilities 13,619 18,306 Stockholders' equity: Series C preferred stock — 6,765 Class A common stock 93 81 Class B common stock 2 2 Additional paid-in capital 201,535 200,617 Treasury stock (2,662) (2,662) Accumulated deficit (170,114) (179,507) Total stockholders' equity 28,854 25,296 Total liabilities and stockholders' equity $ 42,473 $ 43,602 COMSTOCK HOLDING COMPANIES, INC. Consolidated Balance Sheets (Unaudited; In thousands) 4

Three Months Ended December 31, Year Ended December 31, 2022 2021 2022 2021 Revenue $ 9,302 $ 7,765 $ 39,313 $ 31,093 Operating costs and expenses: Cost of revenue 7,259 6,374 29,371 24,649 Selling, general, and administrative 391 369 1,784 1,285 Depreciation and amortization 57 29 206 94 Total operating costs and expenses 7,707 6,772 31,361 26,028 Income (loss) from operations 1,595 993 7,952 5,065 Other income (expense): Interest expense — (59) (222) (235) Gain (loss) on real estate ventures (117) 79 121 (14) Other income (expense), net — 2 2 6 Income (loss) from continuing operations before income tax 1,478 1,015 7,853 4,822 Provision for (benefit from) income tax 167 72 125 (11,217) Net income (loss) from continuing operations 1,311 943 7,728 16,039 Net income (loss) from discontinued operations, net of tax (5) (1,706) (381) (2,430) Net income (loss) 1,306 (763) 7,347 13,609 Impact of Series C preferred stock redemption — — 2,046 — Net income (loss) attributable to common stockholders $ 1,306 $ (763) $ 9,393 $ 13,609 Weighted-average common stock outstanding: Basic 9,470 8,236 8,974 8,213 Diluted 10,055 8,236 9,575 9,095 Net income (loss) per share: Basic - Continuing operations $ 0.14 $ 0.11 $ 1.09 $ 1.95 Basic - Discontinued operations — (0.2) (0.04) (0.29) Basic net income (loss) per share $ 0.14 $ (0.09) $ 1.05 $ 1.66 Diluted - Continuing operations $ 0.13 $ 0.11 $ 1.02 $ 1.76 Diluted - Discontinued operations — (0.2) (0.04) (0.26) Diluted net income (loss) per share $ 0.13 $ (0.09) $ 0.98 $ 1.50 COMSTOCK HOLDING COMPANIES, INC. Consolidated Statements of Operations (Unaudited; In thousands, except per share data) 5

Adjusted EBITDA The following table presents a reconciliation of net income (loss) from continuing operations, the most directly comparable financial measure as measured in accordance with GAAP, to Adjusted EBITDA: Three Months Ended December 31, Year Ended December 31, 2022 2021 2022 2021 Net income (loss) from continuing operations $ 1,311 $ 943 $ 7,728 $ 16,039 Interest expense — 59 222 235 Income taxes 167 72 125 (11,217) Depreciation and amortization 57 29 206 94 Stock-based compensation 212 153 834 633 (Gain) loss on equity method investments 117 (79) (121) 14 Adjusted EBITDA $ 1,864 $ 1,177 $ 8,994 $ 5,798 We define Adjusted EBITDA as net income (loss) from continuing operations, excluding the impact of interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, and gain or loss on equity method investments. We use Adjusted EBITDA to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute Adjusted EBITDA consistently using the same methods each period. We believe Adjusted EBITDA is a useful measure because it permits investors to better understand changes over comparative periods by providing financial results that are unaffected by certain non-cash items that are not considered by management to be indicative of our operational performance. While we believe that Adjusted EBITDA is useful to investors when evaluating our business, it is not prepared and presented in accordance with GAAP, and therefore should be considered supplemental in nature. Adjusted EBITDA should not be considered in isolation, or as a substitute, for other financial performance measures presented in accordance with GAAP. Adjusted EBITDA may differ from similarly titled measures presented by other companies. COMSTOCK HOLDING COMPANIES, INC. Non-GAAP Financial Measures (Unaudited; In thousands) 6